Exhibit 99.1
For Immediate Release
Sandy Spring Bancorp Announces Pricing of Common Stock Offering
OLNEY, MD, March 18, 2010 — Sandy Spring Bancorp, Inc. (NASDAQ: SASR), the parent company of Sandy Spring Bank, announced today that it has priced a public offering of 6,500,000 shares of common stock at $13.50 per share for gross proceeds of approximately $87,750,000. The offering was increased from the previously announced offering amount of $83 million. The Company has also granted the underwriters a 30-day option to purchase up to an additional 975,000 shares of common stock to cover over-allotments, if any, at the offering price for potential additional gross proceeds of $13,162,500. The Company expects to close the sale of the shares of common stock on or about March 23, 2010, subject to customary closing conditions. Robert W. Baird & Co. Incorporated is acting as the sole book-running manager and Janney Montgomery Scott LLC is acting as co-manager.
Sandy Spring Bancorp has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) for the offering to which this communication relates. Prospective investors should read the prospectus in that registration statement, the preliminary prospectus supplement, and other documents that the Company has filed with the SEC for more complete information about the Company and the offering. Investors may obtain these documents without charge on the SEC website at www.sec.gov. Alternatively, copies of the prospectus supplement and the prospectus relating to the offering may be obtained from Robert W. Baird & Co. Incorporated, 777 East Wisconsin Avenue, Galleria Level, Milwaukee, Wisconsin 53202-5391, or by calling 1-800-792-2413.
This press release shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of these securities in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.
About Sandy Spring Bancorp/Sandy Spring Bank
With $3.6 billion in assets, Sandy Spring Bancorp is the holding company for Sandy Spring Bank and its principal subsidiaries, Sandy Spring Insurance Corporation, The Equipment Leasing Company and West Financial Services, Inc. Sandy Spring Bancorp is the largest publicly traded banking company headquartered and operating in Maryland. Sandy Spring is a community banking organization that focuses its lending and other services on businesses and consumers in the local market area. Independent and community-oriented, Sandy Spring Bank was founded in 1868 and offers a broad range of commercial banking, retail banking and trust services through 43 community offices in Anne Arundel, Carroll, Frederick, Howard, Montgomery, and Prince George’s counties in Maryland, and Fairfax and Loudoun counties in Virginia. Through its subsidiaries, Sandy Spring Bank also offers a comprehensive menu of leasing, insurance, and investment management services.

Forward-Looking Statements
This news release may contain statements relating to future events or future results of the Company that are considered “forward-looking statements” under the Private Securities Litigation Reform Act of 1995. These forward-looking statements may be identified by the use of words such as “believe,” “expect,” “anticipate,” “plan,” “estimate,” “intend” and “potential,” or words of similar meaning, or future or conditional verbs such as “should,” “could,” or “may.” Forward-looking statements reflect our expectation or prediction of future conditions, events or results based on information currently available. These forward-looking statements are subject to significant risks and uncertainties that may cause actual results to differ materially from those in such statements. These risk and uncertainties include, but are not limited to, the risks identified in our Annual Report on Form 10-K for the year ended December 31, 2009, including in the Risk Factors section of that report, and in other reports that we file with the SEC. Forward-looking statements speak only as of the date they are made. We do not undertake to update forward-looking statements to reflect circumstances or events that occur after such date or to reflect the occurrence of unanticipated events except as required by federal securities laws.
Contact:
Sandy Spring Bancorp
Daniel J. Schrider, President
& Chief Executive Officer
DSchrider@sandyspringbank.com
Philip J. Mantua, Executive V.P. &
Chief Financial Officer
PMantua@sandyspringbank.com
1-800-399-5919
www.sandyspringbank.com
17801 Georgia Avenue
Olney, Maryland 20832